UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2019

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	46-3052781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1462 Rudder Lane, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

3847 River Vista Way

Louisville, TN 37777

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HITC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01  Changes in Registrant's Certifying Accountant.

On January 7, 2020, Healthcare Integrated Technologies, Inc. (the “Company”) dismissed Marcum LLP as our independent registered public accounting firm and engaged Rodefer Moss & Co. PLLC as our independent registered public accounting firm. The dismissal of Marcum LLP was approved by our Board of Directors. Marcum LLP did not resign or decline to stand for re-election.

Marcum LLP had served as our independent registered public accounting firm since September 12, 2018. During the time that Marcum LLP served as our independent registered public accounting firm, we did not timely file financial statements or provide information for Marcum LLP to be able to complete its audit of our financial statements dated July 31, 2018 or July 31, 2019 and the reviews of any interim financial statements for the quarterly periods of those fiscal years.  As a result, no report of Marcum LLP contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainly, audit scope, or accounting principles, as no reports were filed.

During our two most recent fiscal years preceding our decision to dismiss Marcum LLP  we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Marcum LLP  would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years prior to retaining Rodefer Moss & Co. PLLC (1) neither we nor anyone on our behalf consulted Rodefer Moss & Co. PLLC regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) Rodefer Moss & Co. PLLC did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Marcum LLP  with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Marcum LLP is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2019, we appointed Charles B. Lobetti, III as our Chief Financial Officer.  In connection with his appointment, Mr. Lobetti entered into a three year employment agreement with us.

Charles B. Lobetti, III., 57., Mr. Lobetti holds both Bachelor of Science in Business Administration (1985) and Master of Accountancy (1986) degrees from the University of Tennessee and is a Certified Public Accountant (Inactive) in the State of Tennessee. Upon graduation, Mr. Lobetti accepted a position in the tax department of the Tampa, Florida office of Ernst & Young where he progressed to Senior Tax Consultant before he left the firm in 1989 to return to his hometown of Knoxville, Tennessee as the Tax Manager with a progressive, local accounting firm. In 1990, Mr. Lobetti, along with two co-workers, formed the accounting firm of Lobetti, Ideker & Reel (“LIR”) where he served as President and Director of Tax Services. LIR was a member of the AICPA’s SEC Practice Section and served several SEC registrant clients. In 1998, Mr. Lobetti left LIR to accept the position of Chief Financial Officer of United Petroleum Corporation (“UPET”), a small cap, SEC registrant oil and natural gas development company and convenience store operator. Following his tenure at UPET, Mr. Lobetti serviced as Chief Financial Officer for a boutique investment banking/private equity firm specializing in the placement and funding of Regulation D and Regulation S offerings. He spent the next 10-years working in various investment banking, commercial mortgage banking and commercial banking functions before accepting the position of Controller – Alaska Operations with Miller Energy Resources, Inc.(“Miller”), a SEC registrant oil and gas exploration and production company. Shortly after accepting the position in 2011, Mr. Lobetti was promoted to Corporate Controller and thereafter appointed Treasurer in 2012. Since leaving Miller in 2014, Mr.

Lobetti enjoyed spending time with his family and working part-time in commercial mortgage banking until recently accepting the positions of Chief Financial Officer of Healthcare Integrated Resources, Inc. and Blue Earth Resources, Inc.

As compensation, we agreed to pay him an annual salary of $52,000 and he is entitled to discretionary bonuses as may be awarded from time to time by our Board of Directors.  As additional compensation we granted him stock options to purchase 600,000 shares of our common stock at an exercise price of $0.15 per share which was the closing price of common stock as reported on the OTC Markets on the date immediately preceding the date of this Agreement. The exercise price was less than the fair market price of our common stock on the date of grant.  The options vest in equal annual installments commencing on the grant date.  The vesting date of any unvested options accelerates in the event of a Change in Control (as defined in the Employment Agreement).  Mr. Lobetti is also entitled to paid vacation and sick leave, an automobile allowance and participation in any employee benefit plans or programs we may offer.  The initial term of the Employment Agreement will automatically renew for an additional one year term unless either party provides notice of non-renewal.

The Employment Agreement terminates upon the death or disability of Mr. Lobetti, and may be terminated by us for cause, or by Mr. Lobetti for any reason.  If the Employment Agreement is terminated for by us for cause, upon his death or disability, at non-renewal or by Mr. Lobetti, he is only entitled to receive base salary accrued but not paid through the date of termination, and in the case of termination due to death or disability, a pro rata payment of the annual incentive earned for the year of termination.  If the Employment Agreement is terminated by us without cause or by Mr. Lobetti for good reason, we are obligated to pay him severance equal to one year’s base salary and any unpaid incentive compensation.  In addition, if at any time during the term of the Employment Agreement Mr. Lobetti’s employment is terminated by us without cause within two years after a Change in Control of our company, or in the 90 days prior the Change in Control at the request of the acquiror, we are obligated to pay him an amount equal to 2.99 times his annualize compensation.  “Change in Control” is defined in the Employment Agreement to mean the acquisition by any person of beneficial ownership of our securities representing greater than 50% of the combined voting power of our then outstanding voting securities.

The Employment Agreement contains customary invention assignment, non-compete and non-solicitation provisions. The descriptions of the terms and conditions of the Employment Agreement with Mr. Lobetti and the stock option granted to him there are qualified in its entirety by reference to agreements which are filed as Exhibits 10.1 and 10.2, respectively, to this report.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1*¥	Employment Agreement between Healthcare Integrated Technologies, Inc. and Charles B. Lobetti, III
10.2*	Form of stock option dated October 8, 2019 granted to Charles B. Lobetti, III
16.1*	Letter from Marcum LLP dated January 11, 2020

* Filed herewith.

¥ Management compensation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 2020

Healthcare Integrated Technologies Inc.

By:	/s/ Scott M. Boruff
Name: Scott M. Boruff
Title: Chief Executive Officer and Sole Board member

EXHIBIT INDEX

Exhibit No.	Description

10.1*¥	Employment Agreement between Healthcare Integrated Technologies, Inc. and Charles B. Lobetti, III
10.2*	Form of stock option dated October 8, 2019 granted to Charles B. Lobetti, III
16.1*	Letter from Marcum LLP dated January 11, 2020

* Filed herewith.

¥ Management compensation agreement.